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                                                                   EXHIBIT 10(f)

                         NOVAMETRIX MEDICAL SYSTEMS INC.
                               5 Technology Drive

                              Wallingford, CT 06492

                                                     December 14, 2001

Thomas M. Patton
25 Andy Lane
Guilford, CT 06437

Dear Tom:

                  Reference is made to the Employment Agreement (the "Employment Agreement") dated May 22, 2000 by and between you and Novametrix Medical Systems Inc. (the "Company"), the Stock Option Agreement (the "Stock Option Agreement") dated as of May 22, 2000 by and between you and the Company and to the Letter Agreement dated September 20, 2001 between you and the Company (the "Letter Agreement") concerning the Success Bonus (as such term is defined in the Letter Agreement) payable to you in the event of a change of control transaction.

                  In order to induce Respironics Holdings, Inc., a Delaware corporation ("Holdings"), and the Company to enter into an Agreement and Plan of Merger pursuant to which Holdings will merge with and into the Company (the "Merger"), and in further consideration of the Success Bonus to be paid to you pursuant to the Letter Agreement upon the closing of the Merger and severance payments to be paid to you pursuant to Section 10(d)(ii) of the Employment Agreement, you and the Company have agreed as follows:

                  1. Notwithstanding anything to the contrary in the Employment Agreement, for a period of one year following any termination by you or the Company of your employment with the Company within three months after the closing of the Merger, you shall not (whether as employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever) knowingly perform material services for, or knowingly have any material involvement with, any person or entity (including a separate division of an entity) that competes directly and materially with any business (a "Material Business") which accounted for more than 10% of the revenues of the Company during the fiscal year prior to such termination; provided, however, that you may in any event (i) perform services that do not directly relate to business activities that compete directly and materially with a Material Business, and (ii) own up to 3% of the outstanding securities of any publicly-traded entity; and further provided that an entity (including a separate division of an entity) shall be deemed to be in direct and material competition with a Material Business only if the entity (or such division) derived more than 10% of its revenues during its most recent fiscal year from substantially similar businesses.


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                  2. You and the Company agree that 50% of the Success Bonus and
50% of the severance payments to be paid under Section 10(d)(ii) of the Employment Agreement shall be allocated to the covenant not to compete described above.

                  3. Notwithstanding anything to the contrary in the Employment Agreement or the Stock Option Agreement, to the extent vested immediately after the Merger, your stock options shall continue to be exercisable by you, or in the event of your death, by your estate, for the following periods:

                           (a) Options for 60,000 shares that are fully vested as of the date hereof shall remain exercisable for the full term of the options;

                           (b) Options for 60,000 shares shall remain exercisable for three (3) years after the closing of the Merger;

                           (c) Options for 180,000 shares shall remain exercisable for ninety (90) days after the closing of the Merger; and

                           (d)      Options for 75,000 shares referred to in
                                    Section 3.1(c) of the Stock Option Agreement shall remain exercisable for ninety (90) days after the closing of the Merger.

                  4. The Employment Agreement, the Stock Option Agreement and the Letter Agreement remain in full force and effect except as modified by this Agreement.

                                      * * *


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                  Please indicate your agreement with the foregoing by signing the enclosed copy of this letter, whereupon this will constitute a binding agreement between you and the Company.


                                                 Very truly yours,

                                                 NOVAMETRIX MEDICAL SYSTEMS INC.



                                                 By:  /s/ William J. Lacourciere
                                                      --------------------------

Accepted and Agreed:


By:  /s/ Thomas M. Patton
     -------------------------
         Thomas M. Patton


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